CONSENT AND THIRD LOAN MODIFICATION AGREEMENT
This Consent and Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of January 16, 2015 (the “Third Loan Modification Effective Date”), by and among (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 14185 Dallas Parkway, Suite 760, Dallas TX 75254 (“Bank”), (ii) MAVENIR SYSTEMS, INC., a Delaware corporation (“Mavenir”), (iii) MAVENIR HOLDINGS, INC., a Delaware corporation (“Holdings”), (iv) MAVENIR SYSTEMS IP HOLDINGS, LLC, a Delaware limited liability company (“Mavenir IP”) each with offices located at 1700 International Parkway, Suite 200, Richardson, TX 75081, (v) MAVENIR SYSTEMS HOLDINGS LIMITED, a company registered under the laws of England and Wales under company number 05181808 whose registered office is at 76 Wallingford Road, Shillingford, Oxfordshire OX10 7EU, United Kingdom (“U.K. Holdings”), (vi) MAVENIR SYSTEMS UK LIMITED, a company registered under the laws of England and Wales under company number 04388973 whose registered office is at 76 Wallingford Road, Shillingford, Oxfordshire OX10 7EU, United Kingdom (“Mavenir U.K.” and together with U.K. Holdings, the “U.K. Borrower”), (vii) MAVENIR SYSTEMS PTE LTD., a company incorporated under the laws of Singapore with registration number 200105057D and having its registered office located at 18 Mohamed Sultan Road, #03-01, Singapore 238967 (“Mavenir Singapore” or “Singapore Borrower”) and (viii) MAVENIR INTERNATIONAL HOLDINGS, INC., a Delaware corporation, f/k/a Stoke, Inc. (“Mavenir International” and together with U.K. Holdings, Mavenir U.K., Mavenir, Holdings, Mavenir IP and Mavenir Singapore, individually and collectively, jointly and severally, the “Borrower”).
1.    DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 7, 2014, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement, dated as of March 7, 2014, as amended by that certain First Loan Modification Agreement, dated as of July 25, 2014 and as further amended by that certain Consent, Joinder and Second Loan Modification Agreement, dated as of November 19, 2014 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2.    DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and by (x) the “Intellectual Property Collateral”, as such term is defined in (i) a certain Intellectual Property Security Agreement, dated as of October 18, 2012, as amended, by and between Mavenir and Bank, (ii) a certain Intellectual Property Security Agreement, dated as of November 16, 2012, as amended, by and between Bank and Mavenir IP, and (iii) a certain Intellectual Property Security Agreement, dated as of November 19, 2014, by and between Bank and Mavenir International; (y) the U.K. Security Documents and the Singapore Security Documents and (z) the Australian Guaranty and the Canadian Guaranty (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Loan Agreement and the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3.    DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.1.2(b) thereof:
“(b)    Repayment. Commencing on the first day of the month following the month in which the Funding Date occurs, Borrower shall make (i) monthly payments of interest with respect to the Term Loan and thereafter on the first day of each successive calendar month until the Term Loan is paid in full. Commencing on April 1, 2015 and on the first day of each month thereafter, Borrower shall repay the principal amount of the Term Loan in forty-eight (48) equal installments of principal, based on a forty-eight (48) month amortization schedule (each payment of principal and/or interest being a “Term Loan Payment”). Borrower’s final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan. Once repaid, the Term Loan may not be reborrowed.”

and inserting in lieu thereof the following:
“(b)    Repayment. Commencing on the first day of the month following the month in which the Funding Date occurs, Borrower shall make (i) monthly payments of interest with respect to the Term Loan and thereafter on the first day of each successive calendar month until the Term Loan is paid in full. Commencing on January 1, 2016 and on the first day of each month thereafter, Borrower shall repay the principal amount of the Term Loan in thirty-nine (39) equal installments of principal, based on a thirty-nine (39) month amortization schedule (each payment of principal and/or interest being a “Term Loan Payment”). Borrower’s final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan. Once repaid, the Term Loan may not be reborrowed.”

2	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9(b) thereof:
“(b)    Minimum EBITDA. Achieve EBITDA, measured quarterly, on a trailing six (6) month basis, of at least (losses no worse than) the following for the periods indicated below:

Quarterly Period Ending (measured on a trailing six month basis)	Minimum EBITDA (loss no worse than)
March 31, 2014	($10,000,000)
June 30, 2014	($7,500,000)
September 30, 2014	($7,500,000)
December 31, 2014	($5,000,000)
March 31, 2015	($2,500,000)
June 30, 2015	($1,250,000)
September 30, 2015, and each quarterly period ending thereafter	$0.00”
and inserting in lieu thereof the following:
“(b)    Minimum EBITDA. Achieve EBITDA, measured quarterly, on a trailing six (6) month basis, of at least (losses no worse than) the following for the periods indicated below:

Quarterly Period Ending (measured on a trailing six month basis)	Minimum EBITDA (loss no worse than)
December 31, 2014	($7,500,000)
March 31, 2015	($12,500,000)
June 30, 2015	($10,000,000)
September 30, 2015	($3,500,000)
December 31, 2015	$0.00
March 31, 2016, and each quarterly period ending thereafter	$5,000,000”

1	The Loan Agreement shall be amended by inserting the following new Section 7.12 immediately following Section 7.11 thereof:
“7.12    Utah Holding Corporation. Permit Utah Holding Corporation, a Delaware corporation and wholly owned Subsidiary of Mavenir International to (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the capital stock or other ownership interest of its Subsidiaries, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (x) nonconsensual obligations imposed by operation of law, and (y) obligations with respect to its ownership of the capital stock or other ownership interest of its Subsidiaries, or (iii) own, lease, manage or otherwise operate any properties or assets other than the ownership of shares of the capital stock or other ownership interest of its Subsidiaries.”

2	The Loan Agreement shall be amended by deleting the Compliance Certificate attached as Exhibit B thereto and attaching in lieu thereof the Compliance Certificate attached as Exhibit A hereto.
4.    CONSENT TO STOCK PURCHASE AGREEMENT. Subject to the terms and conditions of this Loan Modification Agreement, Bank hereby consents to the transactions contemplated in that certain Stock Purchase Agreement, by and among Mavenir, Holdings, ULTICOM, INC., a New Jersey corporation (“Ulticom”), UTAH HOLDING CORPORATION, a Delaware corporation (“Utah”) and the various “Sellers” named therein, dated on or about the date hereof (the “Utah Stock Purchase Agreement”; the transactions contemplated under the Utah Stock Purchase Agreement are collectively referred to herein as the “Utah Acquisition”) and that such transactions therein shall not constitute an “Event of Default” under Section 8.2 of the Loan Agreement by virtue of violating the Negative Covenants contained in Section 6.12 (Creation/Acquisition of Subsidiaries), Section 7.2 (Changes in Business, Management, Ownership, or Business Locations), Section 7.3 (Mergers or Acquisitions) (and for clarification, Holdings’ ownership of the stock of Utah and/or Ulticom shall be considered a Permitted Investment), and/or Section 7.7 (Distributions; Investments) of the Loan Agreement; provided that (i) the total “Seller Consideration” (as such term is defined in the Utah Stock Purchase Agreement and including, without limitation, cash payments and the assumption of any Indebtedness by Borrower) for the Utah Acquisition shall not exceed Twenty Million Dollars ($20,000,000); (ii) other than as specifically consented to above, no Default or Event of Default has occurred and is continuing or would result immediately after giving effect to the Utah Acquisition; and (iii) the Borrower and Bank acknowledge and agree that (x) as of the Third Loan Modification Effective Date, there is no remaining ability for Borrower to consummate a “Permitted Acquisition”: and (y) all future Acquisitions by Borrower will require the prior written consent of the Bank (which consent shall not be unreasonably withheld).

5.    CONDITIONS PRECEDENT. As a condition precedent to the effectiveness of this Loan Modification Agreement, the Bank shall have received the following documents prior to or concurrently with an executed copy of the signature page to this Loan Modification Agreement (provided that the executed original thereof is delivered to Bank promptly thereafter), each in form and substance satisfactory to the Bank:

A.
copies, certified by a duly authorized officer of Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of Borrower as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of Borrower (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank);

B.	an executed Officer’s Certificate, attaching executed Utah Stock Purchase Agreement, and each other document executed in connection therewith; and

C.	such other documents as Bank may reasonably request.
6.    BORROWING BASE RESTRICTIONS. Until the Collateral of Utah and each of its Subsidiaries is subject only to the first-priority Lien in favor of Bank and is not subject to any other Lien (other than Permitted Liens), the respective Accounts of Account Debtors of Utah and each of its Subsidiaries, respectively, will not be considered “Eligible Accounts”, and none will be included in any Borrowing Base Certificate submitted by Borrower.
7.    CONDITIONS SUBSEQUENT. On or before the date that is twenty (20) Business Days after the Third Loan Modification Effective Date, Borrower shall (i) provide evidence acceptable to Bank, in its reasonable discretion, that Ulticom and each other Subsidiary of Utah have been merged with and into Borrower, with Borrower remaining as the surviving entity; or (ii) cause Ulticom and each other Subsidiary of Utah to, in Bank’s sole discretion, join the Loan Documents as a co-borrower, and otherwise comply with Section 6.12 of the Loan Agreement, to Bank’s satisfaction.
8.    FEES. Borrower shall pay to Bank a modification fee equal to Ninety Thousand Dollars ($90,000), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this Loan Modification Agreement and the Existing Loan Documents.
9.    RATIFICATION OF LOAN DOCUMENTS. Except as modified in this Loan Modification Agreement, Borrower hereby ratifies, confirms, and reaffirms the terms and conditions of the Existing Loan Documents and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
10.    PERFECTION CERTIFICATE. Borrower has previously delivered to Bank certain Perfection Certificates (collectively, the “Perfection Certificate”).  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate and acknowledges, confirms and agrees that, other than may have been supplemented or augmented by disclosures by Borrower to Bank from time to time through and including the date hereof, the disclosures and information Borrower provided to Bank in the Perfection Certificate remain true and correct in all material respects as of the date hereof.
11.    AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.
12.    CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

13.    RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
14.    NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
15.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to make the modifications pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
16.    RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
17.    JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference in its entirety.
18.    COUNTERSIGNATURE; CONDITIONS PRECEDENT. This Loan Modification Agreement shall become effective only upon execution of this Loan Modification Agreement by Borrower and Bank.
[The remainder of this page is intentionally left blank. Signature page follows.]

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

MAVENIR SYSTEMS, INC. By /s/ Terry Hungle__________________ Name: Terry Hungle__________________ Title: Chief Financial Officer_____________	MAVENIR HOLDINGS, INC. By /s/ Terry Hungle____________________ Name: Terry Hungle__________________ Title: Secretary and Chief Financial Officer____
MAVENIR SYSTEMS IP HOLDINGS, LLC By /s/ Terry Hungle____________________ Name: Terry Hungle _____________________ Title: Treasurer and Vice President_________	MAVENIR SYSTEMS HOLDINGS LIMITED By /s/ Terry Hungle___________________ Name: Terry Hungle__________________ Title: Director_________________________
MAVENIR SYSTEMS UK LTD. By /s/ Terry Hungle___________________ Name: Terry Hungle______________________ Title: Director__________________________	MAVENIR SYSTEMS PTE LTD. By /s/ Terry Hungle__________________ Name: Terry Hungle_________________ Title: Director_________________________
MAVENIR INTERNATIONAL HOLDINGS, INC. By /s/ Terry Hungle____________________ Name: Terry Hungle______________________ Title: President, CEO and Secretary______________
BANK:
SILICON VALLEY BANK
By /s/ Jennifer Bentley________________________
Name: Jennifer Bentley_____________________
Title: Vice President________________________

Exhibit A to Consent and Third Loan Modification Agreement
EXHIBIT B
COMPLIANCE CERTIFICATE

TO:     SILICON VALLEY BANK                    Date:
FROM:     MAVENIR SYSTEMS, INC., et al.

The undersigned authorized officer of MAVENIR SYSTEMS, INC., et al. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements (including income statement and statement of cash flows) with Compliance Certificate and Deferred Revenue Report	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 150 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 20 days	Yes No
Transaction Reports	Bi-Weekly and with each Credit Extension (Monthly within 30 days when a Streamline period is in effect or no outstanding Advances - other than Short Term Advances)	Yes No
Projections/Operating Budgets	Earlier of (i) 15 days after approval by board of directors or (ii) January 31st of each fiscal year	Yes No
The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) ____________________________________________________________________________

Financial Covenant	Required	Actual	Complies
Maintain as indicated:
Minimum Liquidity Ratio (monthly)	1.35:1.00	_______:1.00	Yes No
Minimum EBITDA (quarterly)*		$	Yes No
*    See Section 6.9(b)

Streamline Reporting	Applies
Liquidity Ratio > 2.00:1.00	Yes No
Liquidity Ratio < 2.00:1.00	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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MAVENIR SYSTEMS, INC., for itself and on behalf of each other Borrower By: Name: Title:
BANK USE ONLY

Received by: _____________________
AUTHORIZED SIGNER
Date: _________________________

Verified: ________________________
AUTHORIZED SIGNER
Date: _________________________

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
Dated:    ____________________
I.    Liquidity Ratio (Section 6.9(a))
Required:    Borrower shall maintain, to be tested as of the last day of each month, on a consolidated basis with respect to Borrower and its Subsidiaries, a Liquidity Ratio of at least 1.35:1.00.
Actual:

A.	Unrestricted cash and Cash Equivalents	$
B.	Gross accounts receivable	$
C.	Accounts receivable aged more than ninety (90) days past invoice date (one hundred twenty (120) days for accounts receivable the Account Debtor for which is Deutsche Telecom or Vodafone)	$
D.	the lesser of (A) 35% of gross unbilled accounts receivable or (B) $2,000,000	$
E.	NET ACCOUNTS RECEIVABLE (line B minus line C plus line D)	$
F.	All outstanding Obligation of Borrower owed to Bank	$
G.	LIQUIDITY RATIO ((i) the sum of line A plus line E divided by (ii) line F)	$
Is line G equal to or greater than 1.35:1.00?
  No, not in compliance                  Yes, in compliance
Is line G greater than 2.00:1.00?
  No, Streamline Period NOT in Effect          Yes, Streamline Period in Effect

II.    Minimum EBITDA (Section 6.9(b))
Required:    Achieve EBITDA, measured quarterly, on a trailing six (6) month basis, of at least (losses no worse than) the following for the periods indicated below:

Quarterly Period Ending (measured on a trailing six month basis)	Minimum EBITDA (loss no worse than)
December 31, 2014	($7,500,000)
March 31, 2015	($12,500,000)
June 30, 2015	($10,000,000)
September 30, 2015	($3,500,000)
December 31, 2015, and each quarterly period ending thereafter	$0.00
March 31, 2016, and each quarterly period ending thereafter	$5,000,000
Actual: All amounts measured on a trailing six (6) month basis:

A.	Net Income	$
B.	Interest Expense	$
C.	To the extent deducted in the calculation of Net Income, depreciation expense and amortization expense	$
D.	Income tax expense	$
E.	Non-cash stock compensation expense	$
F.	Net non-cash foreign currency translation expense	$
G.	Non-cash accounting adjustments made in accordance with GAAP	$
H.	EBITDA ( the sum of lines A through G)	$
Is line H equal to or greater than (loss no worse than) [$            ]?
  No, not in compliance                  Yes, in compliance

The undersigned (a) ratifies, confirms and reaffirms, all and singular, the terms and conditions of that certain Guarantee, dated as of October 18, 2012 in favor of Bank (the “Canadian Guarantee”), (b) consents to the terms of the Loan Modification Agreement; and (c) acknowledges, confirms and agrees that: (i) the Canadian Guarantee shall remain in full force and effect and shall in no way be limited by the execution of the Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection therewith, and (ii) the Obligations under the Amended and Restated Loan and Security Agreement, as amended, shall continue to constitute Liabilities (as such term is defined in the Canadian Guarantee).
MAVENIR SYSTEMS NORTH AMERICA LTD./
SYSTÈMES MAVENIR AMÉRIQUE DU NORD LTÉE.

Per: /s/ Terry Hungle                                             Name: Terry Hungle
Title: Chief Financial Officer

The undersigned (a) ratifies, confirms and reaffirms, all and singular, the terms and conditions of that certain Guaranty and Indemnity, dated as of February 13, 2013 in favor of Bank (the “Australian Guarantee”), (b) consents to the terms of the Loan Modification Agreement; and (c) acknowledges, confirms and agrees that: (i) the Australian Guarantee shall remain in full force and effect and shall in no way be limited by the execution of the Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection therewith, and (ii) the Obligations under the Amended and Restated Loan and Security Agreement, as amended, shall continue to constitute Guaranteed Money (as such term is defined in the Australian Guarantee).

EXECUTED by MAVENIR SYSTEMS AUSTRALIA PTY LTD in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:

/s/ Terry Hungle
Signature of director

Terry Hungle
Name of director (block letters)
) ) ) ) ) ) ) ) ) ) ) )	/s/ Pardeep Kohli Signature of director Pardeep Kohli Name of director/ (block letters)